EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	Andrew G. Backman Vice President, Investor Relations (203) 849-7938

FTI Consulting, Inc. Investors: Blake Mueller (718) 578-3706

EMCOR GROUP, INC. REPORTS FOURTH QUARTER AND FULL-YEAR 2024 RESULTS

Record Quarterly and Full-Year Revenues of $3.77 billion and $14.57 billion, respectively
Record Quarterly and Full-Year Diluted EPS of $6.32 and $21.52, respectively
Record Remaining Performance Obligations of $10.10 billion, 14.2% Increase Year-over-Year
2025 Revenues and Diluted EPS Guidance of $16.1 billion - $16.9 billion and $22.25 - $24.00
Increases Share Repurchase Program $500 Million

NORWALK, CONNECTICUT, February 26, 2025 - EMCOR Group, Inc. (NYSE: EME) today reported results for the fourth quarter and year ended December 31, 2024.

Fourth Quarter 2024 Results of Operations

For the fourth quarter of 2024, revenues totaled $3.77 billion, an increase of 9.6%, compared to $3.44 billion for the fourth quarter of 2023. Net income for the fourth quarter of 2024 was $292.2 million, or $6.32 per diluted share, compared to net income of $211.5 million, or $4.47 per diluted share, for the fourth quarter of 2023.

Operating income for the fourth quarter of 2024 was $388.6 million, or 10.3% of revenues, compared to operating income of $289.2 million, or 8.4% of revenues, for the fourth quarter of 2023. Operating income included depreciation and amortization expense (inclusive of amortization of identifiable intangible assets) of $35.3 million and $31.2 million for the fourth quarter of 2024 and 2023, respectively.

Selling, general and administrative expenses (“SG&A”) for the fourth quarter of 2024 totaled $368.5 million, or 9.8% of revenues, compared to $328.5 million, or 9.6% of revenues, for the fourth quarter of 2023.

The Company's income tax rate for the fourth quarter of 2024 was 26.7%, compared to 27.5% for the fourth quarter of 2023.

Remaining performance obligations as of December 31, 2024 were a record $10.10 billion compared to $8.85 billion as of December 31, 2023, an increase of $1.25 billion year-over-year.
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EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 2
Full-Year 2024 Results of Operations

Revenues for the 2024 full-year period totaled $14.57 billion, an increase of 15.8%, compared to $12.58 billion for the 2023 full-year period. Net income for the 2024 full-year period was $1.0 billion, or $21.52 per diluted share, compared to $633.0 million, or $13.31 per diluted share, for the 2023 full-year period. Net income for the 2023 full-year period included a long-lived asset impairment charge of $2.4 million, or $1.7 million after taxes. Excluding this impairment charge, non-GAAP net income for the 2023 full-year period was $634.7 million, or $13.34 per diluted share.

Operating income for the 2024 full-year period was $1.34 billion, or 9.2% of revenues, compared to $875.8 million, or 7.0% of revenues, for the 2023 full-year period. Excluding the previously referenced impairment charge, non-GAAP operating income for the 2023 full-year period was $878.1 million, or 7.0% of revenues. Operating income included depreciation and amortization expense (inclusive of amortization of identifiable intangible assets) of $133.7 million and $119.0 million for the 2024 and 2023 full-year periods, respectively.

Refer to the attached tables for a reconciliation of non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures.

SG&A totaled $1.42 billion, or 9.7% of revenues, for the 2024 full-year period, compared to $1.21 billion, or 9.6% of revenues, for the 2023 full-year period.

The Company's income tax rate for the 2024 full-year period was 26.9%, compared to 27.5% for the 2023 full-year period.

Tony Guzzi, Chairman, President, and Chief Executive Officer of EMCOR, commented, “The Company reported outstanding results for the fourth quarter and full year of 2024. We achieved record revenues, operating income, operating margin, and diluted earnings per share for both the quarter and annual periods, reflecting strong demand for our services and exceptional execution by our team. Looking ahead, we anticipate continued momentum in demand, as evidenced by the 14.2% year-over-year increase in our remaining performance obligations."

Mr. Guzzi added, “Our U.S. Construction segments posted another quarter of exceptional results, concluding an outstanding year. On a combined basis, these segments achieved record revenues and operating income for both the fourth quarter and full year. We remain confident in the future of these businesses given several tailwinds, including a strong project pipeline with a solid margin profile. Our U.S. Mechanical Construction segment had a particularly exceptional year with 26.2% annual revenue growth, most of which was organic, driven by strong performance across virtually every end market in which we operate. We believe that our investments in building information modeling, prefabrication, and digital tools have increased our productivity and led to operational efficiencies across this segment, as evidenced in part by an operating margin of 12.5% for the full year. Our U.S. Electrical Construction segment continued to perform very well as we benefited from consistent strong demand, particularly in the data center market. This segment also benefited from growth within the high-tech
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EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 3
manufacturing market sector, as demand for our electrical construction services strengthened throughout the year, and the manufacturing and industrial market sector as we performed various projects for our energy sector customers. This performance is reflected in the segment’s revenue growth of 20.1% and operating margin of 13.4% for the full year. Despite facing several headwinds within our site-based services businesses, our U.S. Building Services segment had a solid year, with full-year 2024 revenues remaining essentially in line with those of 2023, as demand for mechanical services remained resilient, driven by energy efficiency retrofits and building automation and controls projects. Our U.S. Industrial Services segment continued to improve at a measured pace, delivering revenue growth of 9.4% and operating income growth of 25.0%, year-over-year. Our U.K. Building Services segment performed as we anticipated, reporting an operating margin of 5.0% for the full year, despite operating in a challenging macroeconomic environment.”

Full-Year 2025 Guidance

Based on anticipated project mix and current visibility into the coming year, EMCOR expects the following for the 2025 full year period:

•Revenues to be between $16.1 billion and $16.9 billion
•Operating Margins to be between 8.5% and 9.2%
•Diluted Earnings Per Share to be in the range of $22.25 to $24.00

Mr. Guzzi continued, "2024 was a remarkable year for EMCOR, marked by outstanding execution for our customers and record-breaking achievements across nearly every metric for the Company. Our total and organic revenue growth of 15.8% and 13.8%, respectively, and operating income growth of 53.6%, were fueled by our execution in key market sectors such as network and communications, high-tech manufacturing, institutional, healthcare, and manufacturing and industrial. The demand for our services in these areas remained strong as these projects require excellence in specialty trade contracting and a track record of delivering quality results. Despite challenges in certain parts of the business, our team consistently demonstrated resilience and adaptability, showcasing the strength of EMCOR. We continued to realize the benefits of our organic growth initiatives as our investments in virtual design and construction and prefabrication created efficiencies that helped differentiate us from our competitors, especially when combined with the project-level expertise of our teams and the strength and flexibility of our balance sheet.”

Mr. Guzzi concluded, "Looking ahead to 2025, we are confident in our ability to win and execute complex projects in key sectors and geographies. Our record remaining performance obligations of $10.10 billion provide solid visibility into 2025. Recent acquisitions, including Miller Electric Company, which closed on February 3, 2025, reflect our focus on expanding and complementing our existing capabilities to better serve our customers. We will maintain our disciplined approach to capital allocation, focusing on organic growth, strategic acquisitions, and returning capital to shareholders.”
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EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 4
Increases Share Repurchase Program

The Company also announced that its Board of Directors has authorized an additional $500 million for the purchase of shares of its outstanding common stock under its existing share repurchase program.

Tony Guzzi, Chairman, President, and Chief Executive Officer of EMCOR, remarked, "Our continued outstanding performance in 2024, combined with our long-term confidence in our business, strong free cash flow and financial position, and commitment to returning cash to our shareholders as part of a balanced capital allocation strategy, are all reflected in another increase of our share repurchase program.”

Repurchases under the authorization will be funded by the Company's operations. Shares will be repurchased from time to time on the open market or through privately negotiated transactions at the Company's discretion, subject to market conditions, and in accordance with applicable regulatory requirements. The share repurchase program has no expiration date and does not obligate the Company to acquire any particular amount of common stock and may be suspended, recommenced, or discontinued at any time or from time to time without prior notice.

Fourth Quarter and Full-Year 2024 Earnings Conference Call Information

EMCOR Group's fourth quarter conference call will be broadcast live via the internet today, Wednesday, February 26, at 10:30 AM Eastern Standard Time and can be accessed through the Company's website at www.emcorgroup.com.

About EMCOR

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 5
Forward Looking Statements:

This release and related presentation contain forward-looking statements. Such statements speak only as of February 26, 2025, and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements include statements regarding anticipated future operating and financial performance; the anticipated benefits and financial impact of the acquisition of Miller Electric Company; financial guidance and projections underlying that guidance; the nature and impact of our remaining performance obligations and timing of future projects; our ability to support organic growth and balanced capital allocation; market opportunities and growth prospects; customer trends; and project mix. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements do not guarantee future performance or events. Applicable risks and uncertainties include, but are not limited to, adverse effects of general economic conditions; domestic and international political developments and/or conflicts; changes in the specific markets for EMCOR’s services; the continued strength or weakness of the sectors from which we generate revenues; adverse business conditions; scarcity of skilled labor; productivity challenges; the nature and extent of supply chain disruptions impacting availability and pricing of materials; inflationary trends, including fluctuations in energy costs; the impact of legislation and/or government regulations; changes in interest rates; changes in foreign trade policy including the effect of tariffs; the availability of adequate levels of surety bonding; increased competition; the impact of legal proceedings, claims, lawsuits, or governmental investigations; and unfavorable developments in the mix of our business. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2024 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating our business, including any forward-looking statements.

Non-GAAP Measures:

This release and related presentation also include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our ongoing operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP, and may not be comparable to the calculation of similar measures of other companies.

EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)

	(Unaudited)
	For the quarters ended December 31,		For the years ended December 31,
	2024	2023	2024	2023
Revenues	$3,770,019	$3,439,221	$14,566,116	$12,582,873
Cost of sales	3,013,004	2,821,476	11,801,065	10,493,534
Gross profit	757,015	617,745	2,765,051	2,089,339
Selling, general and administrative expenses	368,451	328,549	1,420,188	1,211,233
Impairment loss on long-lived assets	—	—	—	2,350
Operating income	388,564	289,196	1,344,863	875,756
Net periodic pension income (cost)	224	(279)	894	(1,119)
Interest income (expense), net	9,666	2,830	31,625	(1,784)
Income before income taxes	398,454	291,747	1,377,382	872,853
Income tax provision	106,293	80,232	370,237	239,524
Net income including noncontrolling interests	292,161	211,515	1,007,145	633,329
Net (loss) income attributable to noncontrolling interests	—	(2)	—	335
Net income attributable to EMCOR Group, Inc.	$292,161	$211,517	$1,007,145	$632,994

Basic earnings per common share:	$6.35	$4.49	$21.61	$13.37

Diluted earnings per common share:	$6.32	$4.47	$21.52	$13.31

Weighted average shares of common stock outstanding:
Basic	45,989,277	47,097,762	46,616,079	47,358,467
Diluted	46,198,291	47,331,532	46,808,293	47,564,258

Dividends declared per common share	$0.25	$0.18	$0.93	$0.69

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,339,550	$789,750
Accounts receivable, net	3,577,537	3,203,490
Contract assets	284,791	269,885
Inventories	95,667	110,774
Prepaid expenses and other	91,644	73,072
Total current assets	5,389,189	4,446,971
Property, plant, and equipment, net	207,489	179,378
Operating lease right-of-use assets	316,128	310,498
Goodwill	1,018,415	956,549
Identifiable intangible assets, net	648,180	586,032
Other assets	137,072	130,293
Total assets	$7,716,473	$6,609,721
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$937,087	$935,967
Contract liabilities	2,047,540	1,595,109
Accrued payroll and benefits	751,434	596,936
Other accrued expenses and liabilities	336,555	315,107
Operating lease liabilities, current	81,247	75,236
Total current liabilities	4,153,863	3,518,355
Operating lease liabilities, long-term	261,575	259,430
Other long-term obligations	362,341	361,121
Total liabilities	4,777,779	4,138,906
Equity:
Total EMCOR Group, Inc. stockholders’ equity	2,937,657	2,469,778
Noncontrolling interests	1,037	1,037
Total equity	2,938,694	2,470,815
Total liabilities and equity	$7,716,473	$6,609,721

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2024 and 2023
(In thousands)

	2024	2023
Cash flows - operating activities:
Net income including noncontrolling interests	$1,007,145	$633,329
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56,678	51,822
Amortization of identifiable intangible assets	77,002	67,143
Provision for credit losses	17,303	7,859
Deferred income taxes	(29,115)	(16,651)
Gain on sale or disposal of property, plant, and equipment	(1,012)	(2,057)
Non-cash expense from contingent consideration arrangements	8,892	2,287
Non-cash expense for impairment of long-lived assets	—	2,350
Non-cash share-based compensation expense	19,978	13,739
Other reconciling items	(1,700)	(2,019)
Changes in operating assets and liabilities, excluding the effect of businesses acquired	252,723	141,853
Net cash provided by operating activities	1,407,894	899,655
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(228,173)	(96,491)
Proceeds from sale or disposal of property, plant, and equipment	3,839	13,604
Purchases of property, plant, and equipment	(74,950)	(78,404)
Net cash used in investing activities	(299,284)	(161,291)
Cash flows - financing activities:
Proceeds from revolving credit facility	—	200,000
Repayments of revolving credit facility	—	(200,000)
Repayments of long-term debt and debt issuance costs	—	(246,171)
Repayments of finance lease liabilities	(2,855)	(2,776)
Dividends paid to stockholders	(43,384)	(32,684)
Repurchases of common stock	(489,820)	(127,713)
Taxes paid related to net share settlements of equity awards	(15,397)	(6,060)
Issuances of common stock under employee stock purchase plan	943	9,189
Payments for contingent consideration arrangements	(4,852)	(5,839)
Net cash used in financing activities	(555,365)	(412,054)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,600)	6,372
Increase in cash, cash equivalents, and restricted cash	550,645	332,682
Cash, cash equivalents, and restricted cash at beginning of year (1)	789,750	457,068
Cash, cash equivalents, and restricted cash at end of period (2)	$1,340,395	$789,750

(1)Includes $0.6 million of restricted cash classified as “Prepaid expenses and other” in the Condensed Consolidated Balance Sheets as of December 31, 2022.
(2)Includes $0.8 million of restricted cash classified as “Prepaid expenses and other” in the Condensed Consolidated Balance Sheets as of December 31, 2024.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands, except for percentages)

	(Unaudited)
	For the quarters ended December 31,
	2024	% of Total	2023	% of Total
Revenues from unrelated entities:
United States electrical construction and facilities services	$933,192	25%	$763,404	22%
United States mechanical construction and facilities services	1,660,600	44%	1,472,532	43%
United States building services	755,626	20%	802,029	23%
United States industrial services	312,680	8%	292,476	9%
Total United States operations	3,662,098	97%	3,330,441	97%
United Kingdom building services	107,921	3%	108,780	3%
Consolidated revenues	$3,770,019	100%	$3,439,221	100%

	For the years ended December 31,
	2024	% of Total	2023	% of Total
Revenues from unrelated entities:
United States electrical construction and facilities services	$3,342,927	23%	$2,783,723	22%
United States mechanical construction and facilities services	6,405,657	44%	5,074,803	41%
United States building services	3,114,817	21%	3,120,134	25%
United States industrial services	1,277,190	9%	1,167,790	9%
Total United States operations	14,140,591	97%	12,146,450	97%
United Kingdom building services	425,525	3%	436,423	3%
Consolidated revenues	$14,566,116	100%	$12,582,873	100%

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands, except for percentages)

	(Unaudited)
	For the quarters ended December 31,
	2024	% of Segment Revenues	2023	% of Segment Revenues
Operating income (loss):
United States electrical construction and facilities services	$147,902	15.8%	$76,275	10.0%
United States mechanical construction and facilities services	220,622	13.3%	186,094	12.6%
United States building services	40,860	5.4%	42,052	5.2%
United States industrial services	10,209	3.3%	12,642	4.3%
Total United States operations	419,593	11.5%	317,063	9.5%
United Kingdom building services	4,834	4.5%	5,461	5.0%
Corporate administration	(35,863)		(33,328)
Consolidated operating income	388,564	10.3%	289,196	8.4%
Other items:
Net periodic pension income (cost)	224		(279)
Interest income, net	9,666		2,830
Income before income taxes	$398,454		$291,747

	For the years ended December 31,
	2024	% of Segment Revenues	2023	% of Segment Revenues
Operating income (loss):
United States electrical construction and facilities services	$447,186	13.4%	$230,640	8.3%
United States mechanical construction and facilities services	799,613	12.5%	530,644	10.5%
United States building services	176,720	5.7%	182,995	5.9%
United States industrial services	44,213	3.5%	35,375	3.0%
Total United States operations	1,467,732	10.4%	979,654	8.1%
United Kingdom building services	21,485	5.0%	25,681	5.9%
Corporate administration	(144,354)		(127,229)
Impairment loss on long-lived assets	—		(2,350)
Consolidated operating income	1,344,863	9.2%	875,756	7.0%
Other items:
Net periodic pension income (cost)	894		(1,119)
Interest income (expense), net	31,625		(1,784)
Income before income taxes	$1,377,382		$872,853

EMCOR GROUP, INC.
RECONCILIATION OF ORGANIC REVENUE GROWTH
(In thousands, except for percentages) (Unaudited)

The following table provides a reconciliation between organic revenue growth, a non-GAAP measure, and total revenue growth for the quarter and year ended December 31, 2024.

	For the quarter ended December 31, 2024		For the year ended December 31, 2024
	$	%	$	%
GAAP revenue growth	$330,798	9.6%	$1,983,243	15.8%
Incremental revenues from acquisitions	(77,802)	(2.2)%	(251,540)	(2.0)%
Organic revenue growth, a non-GAAP measure	$252,996	7.4%	$1,731,703	13.8%

EMCOR GROUP, INC.
RECONCILIATION OF OTHER NON-GAAP MEASURES
(In thousands, except for percentages and per share data) (Unaudited)
In our press release, we provide non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per common share for the year ended December 31, 2023. The following tables provide a reconciliation between these amounts determined on a non-GAAP basis and the most directly comparable GAAP measures.

	For the years ended December 31,
	2024	2023
GAAP operating income	$1,344,863	$875,756
Impairment loss on long-lived assets	—	2,350
Non-GAAP operating income	$1,344,863	$878,106

	For the years ended December 31,
	2024	2023
GAAP operating margin	9.2%	7.0%
Impairment loss on long-lived assets	—%	0.0%
Non-GAAP operating margin	9.2%	7.0%

	For the years ended December 31,
	2024	2023
GAAP net income	$1,007,145	$632,994
Impairment loss on long-lived assets	—	2,350
Tax effect of impairment loss on long-lived assets	—	(651)
Non-GAAP net income	$1,007,145	$634,693

	For the years ended December 31,
	2024	2023
GAAP diluted earnings per common share	$21.52	$13.31
Impairment loss on long-lived assets	—	0.05
Tax effect of impairment loss on long-lived assets	—	(0.01)
Non-GAAP diluted earnings per common share	$21.52	$13.34
_________
Amounts presented in this table may not foot due to rounding.

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